                                                                    EXHIBIT 10.2

                      AGREEMENT FOR MANAGEMENT SUCCESSION,
                      RESIGNATION AND SEVERANCE OF CEO, AND
                           OTHER MISCELLANEOUS MATTERS

      NOW COMES Trans-Industries, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Dale S. Coenen (hereinafter referred to as "Coenen"), on May 23, 2005, to enter into the following Agreement effective as of the 16th day of March, 2005 as follows; to wit:

                                    RECITALS

      WHEREAS, Coenen served as the Chief Executive Officer and Chairman of the Board of Directors of the Company until his resignation on March 16, 2005;

      WHEREAS, Coenen has voluntarily resigned and/or retired as Chief Executive Officer and Chairman of the Board;

      WHEREAS, Coenen and the Company both believe that it is in the Company's best interest to provide for an orderly transfer of management from Coenen to a new Chief Executive Officer and Chairman of the Board including, but not limited to, the appointment of Mr. Richard Solon ("Solon") as Chief Executive Officer and Chairman of the Board effective upon the resignation of Coenen, and subject to approval of the Board of Directors in accordance with the Bylaws of the Company;

      WHEREAS, the Company, in recognition of Coenen's long-standing service wishes to offer him a certain severance package;

      WHEREAS, Coenen is a plan participant of the Company's Profit Sharing Plan, and the Company and Coenen intend to provide for the orderly transfer of Coenen's beneficial interest in the Profit Sharing Plan by roll over to his own individual retirement account (IRA);

      NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the sufficiency of which are acknowledged to be adequate, it is hereby agreed as follows; to wit:

                        I. RESIGNATION OF DALE S. COENEN

Paragraph 1.1 Effective March 16, 2005, Coenen has resigned as Chief Executive Officer and Chairman of the Board of Directors of the Company and from the Board of Directors and as an officer of Transmatic, Inc., Transign, Inc., The Lobb Company, and Vultron, Inc. (hereinafter referred to as "Subsidiary Corporations").

Paragraph 1.2 Coenen shall remain a member of the Board of Directors until his earlier resignation or removal in accordance with the bylaws of the Company, or otherwise.

Paragraph 1.3 Coenen shall continue to act as Trustee of the Company's Profit Sharing Plan until the earlier of November 16, 2005 or the termination of the Profit Sharing Plan.

Paragraph 1.4 Coenen and the Company shall execute the Severance Agreement and Release of Claims attached hereto and incorporated herein as Exhibit "A".

                            II. MANAGEMENT SUCCESSION

Paragraph 2.1 Coenen confirms his consent to the nomination and selection of Richard Solon to be his successor as Chief Executive Officer and Chairman of the Board by executing the Special Board Resolution of March 16, 2005 attached hereto as Exhibit "B".

            III. DISTRIBUTION OF COENEN'S PROFIT SHARING BENEFITS AND
                   AGREEMENT TO PURCHASE SHARES OF THE COMPANY

Paragraph 3.1 Coenen directs, and the Company shall distribute, Coenen's vested interest in the Profit Sharing Plan by utilization of the roll over process to Coenen's IRA. The distribution or roll over shall occur as soon as commercially reasonable 15 days following the filing of "Notification Form: Listing of Additional Shares: with NASDAQ with the delivery of currency, check, cashier's check or wire transfer. Coenen shall execute and consent to any further documentation including, but not limited to, a distribution form under the Profit Sharing Plan, as requested by the Company in accordance with this Agreement. If the Company takes any further action in connection with the Notification Form, then distribution or roll over may be reasonably delayed by the Company accordingly.

Paragraph 3.2 Coenen shall use all cash proceeds or sums delivered to his IRA pursuant to paragraph 3.1 above, less the sum of Fifty-Nine Thousand ($59,000.00) Dollars, to purchase common stock from the Company pursuant to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit "C", and incorporated herein.

Paragraph 3.3 If any provision of this Agreement is held to be invalid or unenforceable, or a violation of or prohibited by the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et seq. ("ERISA"), or the regulations promulgated thereunder, then this Agreement shall be construed to effectuate Article III of the Agreement in a manner consistent therewith.

                      IV. RIGHT OF FIRST REFUSAL AGREEMENT

Paragraph 4.1 Termination of Right of First Refusal Agreement As to Current Common Stock of Coenen and Miller. On March 4, 2004, Coenen, the Company, and Duncan Miller entered into a Right of First Refusal Agreement with Harry E. Figgie, Jr. Trustee under a certain Trust Agreement dated July 15, 1976, as Amended. As a condition precedent to this Agreement, said Right of First Refusal Agreement shall be amended and modified in the form attached hereto as Exhibit "D".

Paragraph 4.2 Any Other Capital Stock of the Company Acquired by Coenen. The Common Stock, if any, acquired by Coenen, pursuant to Article III, paragraphs
3.1 and 3.2, shall be
subject to the terms and conditions of the amended Right of First Refusal Agreement attached hereto as Exhibit "D".

                         V. STOCK RESTRICTION AGREEMENT

Paragraph 5.1 All common stock heretofore owned by Coenen or later acquired by Coenen in any manner, including, without limitation, pursuant to Article III, Paragraph 3.1 or 3.2 shall be subject to the Stock Restriction Agreement attached hereto as Exhibit "E".

                                 VI. DISCLOSURE

Paragraph 6.1 The Company shall use commercially reasonable efforts to have its common stock listed on a national exchange or automated quotation system.

Paragraph 6.2 The Company has filed a current report on Form 8-K under the 1934 Act disclosing Coenen's resignation. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and each national security exchange or automated quotation system upon which shares of common stock are currently listed.

                                VII. THE CLOSING

Paragraph 7.1 Closing Actions. In connection with the execution and delivery of this Agreement, the following actions shall occur (the "Closing Actions"), simultaneously with or prior to the execution and delivery of this Agreement:
(a) The Company and Coenen shall have executed and delivered the Severance Agreement and Mutual Release of Claims in the form attached hereto as Exhibit "A"; (b) Coenen shall have consented to the nomination and selection of Richard Solon to be his successor as Chief Executive Officer and Chairman of the Board in the form attached hereto as Exhibit "B"; (c) the Amended Right of First Refusal Agreement shall have been executed and delivered in the form attached hereto as Exhibit "D"; and (d) the Stock Restriction Agreement shall have been executed and delivered in the form attached hereto as Exhibit "E".

                         VIII. MISCELLANEOUS PROVISIONS

            A. Counterparts; Signature Pages. This Agreement may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and with separate signature pages with the same effect as though all parties had executed and delivered the same original signature page.

            B. Entire Agreement. This Agreement, and its Exhibits, constitute the exclusive statement of the agreement between the parties concerning the subject matter hereof, and supersede all other agreements, oral or written, between the parties concerning such subject matter. All negotiations among the parties hereto are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof between the parties other than those expressly set forth herein.

            C. Amendments; Waivers. No amendment or modification of this Agreement or any provision hereof, including the provisions of this sentence, will be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this Agreement and which is signed by the party against whom enforcement of such amendment or modification is sought.

            D. Binding Effect. This Agreement, when executed and delivered by both parties hereto, will be binding upon and will inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

            E. Third Parties. No provision of this Agreement is intended or may be construed to confer on any person, other than the parties hereto and their respective successors and assigns, any rights hereunder.

            F. Interpretation. In each place where it is used in this Agreement, the word "including" is intended and shall be construed to mean "including but not limited to". The section and paragraph headings in this Agreement are intended only for convenience of reference and shall be disregarded in interpreting the provisions of this Agreement. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

            G. Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within Michigan and without regard to the conflicts-of-laws provisions thereof.

            H. Severability. If any provision in this agreement is held to be invalid or unenforceable, it shall be ineffective only to the extent of the invalidity, without affecting or impairing the validity and enforceability of the remainder of the provision or the remaining provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                     [SIGNATURE PAGE IMMEDIATELY FOLLOWING.]

      IN WITNESS WHEREOF, and intending to be legally bound, Company and Coenen have executed and delivered this Agreement as of the date first written above.

                                          AGREED TO AND ACCEPTED BY:

                                          /s/ Dale S. Coenen
                                          --------------------------------
                                          DALE S. COENEN

                                          AGREED TO AND ACCEPTED BY
                                          THE COMPANY

                                          BY:  /s/ Richard Solon
                                               --------------------------
                                               RICHARD SOLON
                                          TITLE: Chief Operating Officer

LIST OF EXHIBITS

A.    Severance Agreement and Release of Claims

B.    Special Board Resolution of March 16, 2005

C.    Stock Purchase Agreement

D.    Right of First Refusal Agreement, Amendment No. 3

E.    Stock Restriction Agreement